 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2005

Pacificap Entertainment Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-31048	33-0766069
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(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.

12268 Via Latina, Del Mar, California 92914
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (858) 481-2207

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2005, we entered into an exclusive worldwide Content License Agreement (the “Agreement”) with The Henry Film and Entertainment Corporation (“HFEC”), licensing that entity our film library of nostalgic sports footage, streaming video commercial, clips, television shows, etc. The term of the Agreement is ten years with three successive automatic one- year renewal periods. For this grant of rights, we will receive 10% of the net revenues from any and all advertising sales, syndication fees and licensing fees.

Exhibits.

Exhibit Number   Description
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1.01   Content License Agreement by and between Pacificap Entertainment Holdings, Inc. and the Henry Film and Entertainment Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacificap Entertainment Holdings, Inc.

Date: November 15, 2005 /s/ EDWARD LITWAK ---------------------------------------------------------------- Edward Litwak Chief Executive Officer

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